EXECUTION VERSION

PARK-OHIO INDUSTRIES, INC.
AND EACH OF THE GUARANTORS PARTY HERETO
8.125% SENIOR NOTES DUE 2021

INDENTURE
Dated as of April 7, 2011

Wells Fargo Bank, National Association
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06;13.02
	(d)	7.06
314	(a)	4.03; 4.04; 13.02; 13.05
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	6.05; 7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12; 9.03
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF NOTATION OF GUARANTEE

Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of April 7, 2011 among Park-Ohio Industries, Inc., an Ohio corporation, the Guarantors (as defined) and Wells Fargo Bank, National Association, as Trustee.
     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.125% Senior Notes due 2021 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Notes” means additional Notes (other than the Initial Notes and other than issuances pursuant to Sections 2.06, 2.07, 2.10, 3.06, 3.09, 4.10, 4.15 or 9.05 hereof and other than Exchange Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Custodian, Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the outstanding principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at April 1, 2016 (as set forth in the table in Section 3.07(d) hereof) plus (2) all required interest payments due on such Note through April 1, 2016 computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the outstanding principal amount of such Note.

     “Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or property; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections 4.15 and 5.01 hereof and not by Section 4.10 hereof;
     (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than the Company or any of its Restricted Subsidiaries).
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involve dispositions of assets or property having a Fair Market Value of less than $10.0 million;
     (2) a transfer of assets or property between or among the Company and its Restricted Subsidiaries;
     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
     (4) the sale or lease of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;
     (7) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;
     (8) the granting of Liens not prohibited by this Indenture and the foreclosure thereon;
     (9) any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;
     (10) the sale of any assets of ILS Technology, LLC owned by ILS Technology, LLC on the date of this Indenture;
     (11) the creation of Liens;
     (12) the transfer of the Equity Interests or assets of Unrestricted Subsidiaries;

     (13) foreclosures on assets to the extent they would not otherwise result in a Default or Event of Default;
     (14) the lease or sublease of any real or personal property in the ordinary course of business; and
     (15) any transfer constituting a taking, condemnation or other eminent domain proceeding for which no proceeds are received.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
     “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrowing Base” means, as of any date, an amount equal to:
     (1) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis, plus
     (2) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis, in each case based on the most recent internal financial statements available as of that date of determination.
     “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
     (3) securities issued or directly and fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, having maturities of not more than one year after the date of acquisition;
     (4) certificates of deposit, money market deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;
     (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;
     (6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
     (7) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
     (8) in the case of any Subsidiary organized or having its principal place of business outside the United States or any state of the United States or the District of Columbia, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of the Company.
     “Change of Control” means the occurrence of any of the following:
     (1) any “person” (as that term is used in Section 13(d) of the Exchange Act) (including a person’s (as defined above) Affiliates and associates), other than a Principal or a Related Party of a Principal, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the Company’s common Equity Interests;
     (2) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the common Equity Interests of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the common Equity Interests of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common Equity Interests of the surviving corporation immediately after such consolidation or merger; or
     (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66⅔% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.
     “Clearstream” means Clearstream Banking, S.A.
     “Company” means Park-Ohio Industries, Inc., and any and all successors thereto.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges and expenses were deducted in computing such Consolidated Net Income; plus
     (4) amounts attributable to minority interest to the extent such amounts were deducted in computing Consolidated Net Income; plus

     (5) all costs and expenses arising from or related to the issuance of the Notes and the incurrence of the Credit Facilities to the extent such costs and expenses were deducted in computing Consolidated Net Income; plus
     (6) to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss; plus
     (7) to the extent non-recurring and not capitalized, any fees, costs and expenses of the Company and its Restricted Subsidiaries incurred as a result of Permitted Investments and Asset Sales permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated), to the extent such fees, costs and expenses were deduced in computing Consolidated Net Income; plus
     (8) non-cash losses attributable to movement in the mark-to-market valuation of Hedging Obligations; minus
     (9) non-cash gains attributable to movement in the mark-to-market valuation of Hedging Obligations; minus
     (10) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (but excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction for preferred stock dividends; provided that:
     (1) all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded, in each case net of taxes, fees and expenses relating to the transaction giving rise thereto;
     (2) the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;
     (3) solely for the purposes of determining the amount available for Restricted Payments under clause (ii)(c) of Section 4.07(a) hereof, the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles will be excluded; and

     (5) any non-cash compensation charge or expense realized for grant of stock appreciation or similar rights, stock options or other rights to officers, directors and employees will be excluded.
     “Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens as of the date of the most recent internal balance sheet of the Company immediately preceding the date on which such calculation is being made to (2) the Consolidated Cash Flow of Park-Ohio for the most recently ended four full fiscal quarters for which internal financial statements are available as of the date on which such calculation is being made, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
     “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness for borrowed money of the Company and its Restricted Subsidiaries on a consolidated basis, Obligations in respect of Capitalized Lease Obligations, Attributable Debt and debt obligations evidenced by promissory notes and similar instruments.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof, and for purposes of Sections 2.03 and 4.02, such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 8, 2010, by and among the Company, the other loan parties party thereto, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, debt instruments, security documents and other related agreements or commercial paper facilities, in each case, with banks, other institutional lenders or other obligees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt securities or other Indebtedness in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders, from time to time.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration that was treated as an Asset Sale.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends; provided, however, the amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, further, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving undue pressure or compulsion of either party to complete the transaction, determined in good faith by the Company; provided that transactions with a Fair Market Value in excess of $10.0 million shall be determined in good faith by the Board of Directors of the Company, except as otherwise provided in this Indenture.
          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
          In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect thereto, including any related expenses and cost reductions estimated in good faith by such Person’s chief financial officer, (whether or not such expense and cost reductions comply with Regulation S-X under the Securities Act) as if they had occurred on the first day of such period;
     (2) if since the beginning of the four-quarter reference period any Person (that subsequently became a Restricted Subsidiary of the specified Person or any of its Restricted Subsidiaries or was merged with or into the specified Person or any of its Restricted Subsidiaries since the beginning of that period) has made any acquisitions and dispositions including through mergers or consolidations and including any related financing transactions that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect thereto (as described in clause (1) above), including any related expenses and cost reductions estimated in good faith by such Person’s chief financial officer (whether or not such expense and cost reductions comply with Regulation S-X under the Securities Act), as if they had occurred on the first day of such reference period;

     (3) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (5) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;
     (6) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and
     (7) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness; provided that any Hedging Obligation has a remaining term as at the Calculation Date of less than 12 months shall be taken into account for the number of months remaining).
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

     Fixed Charges will exclude (x) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses, (y) any expensing of interim loan commitment and other financing fees and (z) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of convertible or exchangeable notes and the application FASB Staff Position APB 14-1 or any similar provision.
     “Foreign Subsidiary” means (i) any Restricted Subsidiary of the Company that is not a Domestic Subsidiary, (ii) any Restricted Subsidiary that has no material assets other than Capital Stock, securities or indebtedness of one or more Foreign Subsidiaries and (iii) a Subsidiary of an entity described in the preceding clauses (i) and (ii).
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means direct obligations of, or obligations guaranteed by (including in each case certificates representing an ownership interest in such obligations), the United States of America (including any agency or instrumentality thereof), and the full and timely payment for which the United States pledges its full faith and credit.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantor” means each of:
     (1) Ajax Tocco Magnethermic Corporation, ATBD, Inc., Blue Falcon Travel, Inc., Columbia Nut & Bolt LLC, Control Transformer, Inc., Feco, Inc., Forging Parts & Machining Company, Gateway Industrial Supply LLC, General Aluminum Mfg. Company, ILS Technology LLC, Induction Management Services, LLC, Integrated Holding Company, Integrated Logistics Holding Company, Integrated Logistics Solutions, Inc., Lewis & Park Screw & Bolt Company, Park-Ohio Forged & Machined Products LLC, Park-Ohio Products, Inc., Pharmaceutical Logistics, Inc., Pharmacy Wholesale Logistics, Inc., P-O Realty LLC, POVI L.L.C., Precision Machining Connection LLC, RB&W Ltd., RB&W Manufacturing LLC, Red Bird, Inc., Snow Dragon LLC, Southwest Steel Processing LLC, ST Holding Corp., STMX, Inc., Summerspace, Inc., Supply Technologies (NY), Inc., Supply Technologies LLC, The Ajax Manufacturing

Company, The Clancy Bing Company, TW Manufacturing Co., Tocco, Inc. and WB&R Acquisition Company, Inc.; and
     (2) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate floor or cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Holder” means a Person in whose name a Note is registered.
     “IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “Immaterial Subsidiary” means (i) as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company, and (ii) Lallegro, Inc.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
     (3) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or in respect of banker’s acceptances (other than obligations with respect to letters of credit or bankers’ acceptances securing obligations (other than obligations described in (1) or (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit or bankers’ acceptances are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bankers’ acceptances);

     (4) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or
     (5) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
     For the avoidance of doubt, “Indebtedness” will not include:
     (a) current trade payables or other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices;
     (b) deferred tax obligations;
     (c) minority interest;
     (d) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business;
     (e) obligations of the Company or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business;
     (f) any endorsement of negotiable instruments for collection in the ordinary course of business;
     (g) stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; and
     (h) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $250.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchasers” means Barclays Capital Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., FBR Capital Markets & Co. and Morgan Joseph TriArtisan LLC.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment, earn-out or otherwise, but only as and when received), net of the direct costs relating to such Asset Sale, including, without limitation, legal, title, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, any distribution and other payments required to be made to minority shareholders in Restricted Subsidiaries as a result of such Asset Sale and payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale.

     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company or any of its Restricted Subsidiaries) or assets of the Company or any of its Restricted Subsidiaries.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and, unless otherwise provided or the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means the Company’s offering memorandum, dated March 31, 2011 relating to the offering of the Initial Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
     “Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Parent” means Park-Ohio Holdings Corp., the Company’s sole shareholder, or any successor entity thereto pursuant to a merger or consolidation that results in the Voting Stock of the surviving entity being held immediately after the merger or consolidation by the same holders (other than those that exercise statutory dissenters’ rights) that held the Voting Stock of Park-Ohio Holdings immediately before the merger or consolidation.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Permitted Acquisition Debt” means Indebtedness of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness was Indebtedness of:
     (1) a Subsidiary (other than an Unrestricted Subsidiary) prior to the date on which such Subsidiary became a Restricted Subsidiary; or
     (2) a Person that was merged or amalgamated into the Company or a Restricted Subsidiary prior to the date of such merger of amalgamation; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the pro forma Fixed Charge Coverage Ratio for the Company would be greater than the actual Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.
     “Permitted Business” means the business of the Company and its Subsidiaries as existing on the date of this Indenture and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in cash or Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
          (a) such Person becomes a Restricted Subsidiary of the Company; or
          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or sales or other dispositions of assets not constituting an Asset Sale) that was made pursuant to and in compliance with Section 4.10 hereof;
     (5) any acquisition of assets or Capital Stock solely in exchange for or using the net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) of the Company;
     (6) any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (ii) upon foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

     (7) Investments represented by Hedging Obligations;
     (8) loans or advances (or guarantees of loans or advances) to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;
     (9) Investments in Foreign Subsidiaries of the Company solely to fund the day-to-day working capital requirements of such Foreign Subsidiaries in the ordinary course of business;
     (10) Guarantees that are not prohibited by Section 4.09 hereof;
     (11) extensions of trade credit or receivables owing to the Company or any of its Restricted Subsidiaries and loans, advances or other extensions of trade credit to customers and suppliers created or acquired in the ordinary course of business;
     (12) Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
     (13) repurchases of the Notes;
     (14) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete assets or assets damaged in the ordinary course of business and permitted pursuant to this Indenture;
     (15) Investments existing on the date of this Indenture and any extensions thereof on terms no less favorable and in amounts no greater than exist on the date of this Indenture;
     (16) Investments the payment for which consists solely of Capital Stock of the Company (other than Disqualified Stock) or net cash proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock);
     (17) other Investments having an aggregate Fair Market Value (measured on the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed $15.0 million; and
     (18) other Investments having an aggregate Fair Market Value (measured on the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed an amount equal to 15% of Total Assets as of the date of making of any such Investment; provided that the Fixed Charge Coverage Ratio for the Company’s most recently ended four- quarter period for which internal financial statements are available immediately preceding the date of such Investment, pro forma for such Investment, would have been at least 2.0 to 1.
     “Permitted Liens” means:
     (1) Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt;

     (2) Liens in favor of the Company or the Guarantors, including Liens securing Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary;
     (3) Liens on property or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or shares of stock other than those of the Person merged into or consolidated with the Company or the Subsidiary;
     (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;
     (7) Liens existing on the date of this Indenture (other than Liens securing the Credit Agreement);
     (8) Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
     (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (11) Liens created for the benefit of or to secure the Notes or the Note Guarantees;
     (12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
     (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (13) Liens securing industrial revenue bonds;
     (14) Liens securing Hedging Obligations;
     (15) judgment Liens not resulting in an Event of Default;
     (16) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations with respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (17) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (18) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $3.0 million at any one time outstanding;
     (19) other Liens (not securing Indebtedness) incidental to the conduct of the business of the Company or any of the Restricted Subsidiaries or the ownership of their assets that do not individually or in the aggregate materially adversely affect the value of the Company and its Subsidiaries on a consolidated basis or the operation of the business of the Company and the Restricted Subsidiaries;
     (20) Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (19) of the definition of Permitted Debt; provided that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.5 to 1.0; and
     (21) Liens securing Indebtedness incurred pursuant to clause (12) of the definition of Permitted Debt, provided that the Liens incurred pursuant to this clause (21) extend only to assets of Foreign Subsidiaries.
     “Permitted Payments to Parent” means, without duplication as to amounts:
     (1) payments to a holding company that, directly or indirectly, owns all of the outstanding Equity Interests of the Company, in amounts sufficient to pay:
          (a) franchise taxes and other tax obligations or fees required in each case to maintain its corporate existence,
          (b) costs associated with preparation of required documents for filing with the SEC and with any exchange on which such company’s securities are traded, and
          (c) other operating or administrative costs of up to $1.0 million per year; and

     (2) for so long as the Company is a member of a group filing a consolidated or combined tax return with the Parent, payments to the Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of the Parent’s receipt of such Tax Payments or refunded to the Company.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
     (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
     (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Principals” means:
          (1) Parent or other holding company formed for the sole purpose of owning, directly or indirectly, all of the outstanding Capital Stock of the Company;
          (2) Edward F. Crawford, his children or other lineal descendants, probate estate of any such individual, and any trust, so long as one or more of the foregoing individuals is the beneficiary thereunder, and any other corporation, partnership or other entity, all of the shareholders, partners, members or owners of which are any of the foregoing;
     (3) Matthew V. Crawford, his children or other lineal descendants, probate estate of any such individual, and any trust, so long as one or more of the foregoing individuals is the beneficiary thereunder, and any other corporation, partnership or other entity, all of the shareholders, partners, members or owners of which are any of the foregoing; or
     (4) any employee stock ownership plan, or any “group” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) in which employees of the Company or its Subsidiaries beneficially own at least 33⅓% of the Capital Stock of the Company or the Parent.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 7, 2011, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or participate in an Exchange Offer for such Additional Notes, under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Related Party” means:
          (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or
          (2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Services group of the Trustee (or any successor group of the Trustee) who at the time shall be such corporate trust officers who shall have direct responsibility for the administration of this Indenture at the Corporate Trust Office, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Group.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Senior Debt” means:
     (1) all Indebtedness of the Company or any Guarantor outstanding under all Credit Facilities, all Hedging Obligations and all banking service, treasury management and other similar Obligations with respect thereto;
     (2) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and
     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).
Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:
     (1) any liability for federal, state, local or other taxes owed or owing by the Company;
     (2) any Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries or other Affiliates;
     (3) any trade payables; or
     (4) the portion of any Indebtedness that is incurred in violation of this Indenture.

     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
     “Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.
     “Total Assets” means, the total assets of the Company, and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent internal balance sheet of the Company.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2016; provided, however, that if the period from the Redemption Date to April 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to April 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     “Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
          (1) has no Indebtedness other than Non-Recourse Debt;
          (2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
          (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     Any Subsidiary of a Subsidiary of the Company designated by the Board of Directors of the Company as an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
          (2) the then outstanding principal amount of such Indebtedness.
Section 1.02 Other Definitions.

Defined in
Term	Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02

Defined in
Term	Section
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Redemption Date”	3.07
“Registrar”	2.03
“Restricted Payments”	4.07
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC;
     “indenture securities” means the Notes and Note Guarantees;
     “indenture security Holder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
          (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions; and
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.

     At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 2.03 Registrar and Paying Agent.
     The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries or Parent may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary or Parent) will have no further liability for the money. If the Company or a Subsidiary or Parent acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or Parent, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and DTC requests certificated Notes.
     Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global

Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global

Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PARK-OHIO INDUSTRIES, INC. (THE “COMPANY”).
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the Schedule of Exchanges of Interests on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the Schedule of Exchanges of Interests on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (9) Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that a Note has been damaged, lost or wrongfully taken and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the requirements of the Trustee and the Company are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and the Guarantors and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company, a Subsidiary of the Company or Parent shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary, Parent or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and cancelled Notes will be retained and disposed of by the Trustee in accordance with its customary procedures and applicable law (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all canceled Notes will be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 CUSIP Numbers.
     The Company in issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and the Trustee may use such numbers in any notice (including any notice of redemption or exchange), which may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur;
     (2) the Redemption Date;
     (3) the principal amount of Notes to be redeemed; and
     (4) the redemption price (or manner of calculation if not then known).
     If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis except:
     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if otherwise required by law or to comply with the rules of the Depositary.
     In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes of $2,000 or less can be redeemed in part, and the unredeemed portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.
     The provisions in this Section 3.02 and Sections 3.03 and 3.04 hereof relating to a redemption of the Notes will also be applicable to a repurchase of the Notes pursuant to an Asset Sale Offer or a Change of Control Offer, except as otherwise provided in this Indenture.
Section 3.03 Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, notices of redemption will be delivered at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12. Notes called for redemption become due on the Redemption Date, provided that notices of redemption may be conditioned on one or more conditions precedent, such as the closing of a Change of Control or a financing transaction. The Company will provide prompt written notice to the Trustee rescinding such redemption in the event that any such condition precedent shall not have occurred, and thereafter such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Company rescinding such redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.
     The notice will identify the Notes to be redeemed and will state:
     (1) the Redemption Date;
     (2) the redemption price (or manner of calculation if not then known);
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note or, if the Note is a Global Note, an adjustment will be made to the schedule attached thereto;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (8) any conditions precedent to such redemption; and

     (9) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or similar number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date (or such shorter time as may be acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, and any conditions precedent stated in such notice have been satisfied, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.
Section 3.05 Deposit of Redemption or Purchase Price.
     One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, or if the Note is a Global Note, an adjustment will be made to the Schedule of Exchange of Interests on such Global Note.
Section 3.07 Optional Redemption.

     (a) On or prior to April 1, 2014, the Company on any one or more occasions may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the date of this Indenture) at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more sales of common Equity Interests (other than Disqualified Stock) of the Company or one or more contributions to the Company’s common equity capital made with the net cash proceeds of a concurrent sale of Equity Interests (other than Disqualified Stock) of Parent; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the date of this Indenture but excluding Notes held by the Company, its Subsidiaries and Parent) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.
     (b) Prior to April 1, 2016, the Company on any one or more occasions may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the date of redemption (the “Redemption Date”).
     (c) Except pursuant to Sections 3.07(a) and 3.07(b) hereof, the Notes will not be redeemable at the Company’s option prior to April 1, 2016.
     (d) On or after April 1, 2016, the Company on any one or more occasions may redeem, all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.063%
2017	102.708%
2018	101.354%
2019 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
     (e) This Indenture will not prohibit the Company and its Restricted Subsidiaries from purchasing Notes in the open market or otherwise at any time or from time to time.
     (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.
     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.
     The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     Upon the commencement of an Asset Sale Offer, the Company will deliver a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only, provided that the unpurchased portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof;
     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Company, a depositary, if appointed by the Company, or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and
     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest and Special Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof or Parent, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same interest rate on the Notes to the extent lawful.

     The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. If Special Interest is payable on the Notes, the Company shall provide an Officer’s Certificate to the Trustee on or before the record date for each interest payment date such Special Interest is payable setting forth the amount of such Special Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Company relating to Special Interest to any Holder upon request.
Section 4.02 Maintenance of Office or Agency.
     The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar and will initially be the Corporate Trust Office of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03 Reports.
     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will electronically file, within the time periods specified in the SEC’s rules and regulations (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports; and
     (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by its certified independent accountants. The Company will electronically file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its or Parent’s website within those time periods.

     If the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its or Parent’s website within the time periods that would apply if the Company were required to file those reports with the SEC or post on its or its Parent’s website (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The Company will not take any action for the purpose of causing the SEC not to accept any such filing.
     (b) For so long as any Notes remain outstanding, if at any time the Company and the Guarantors are not required to file with the SEC or post on its or its Parent’s website the reports required by Section 4.03(a) hereof, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or certificates delivered pursuant to Section 4.04 hereof).
Section 4.04 Compliance Certificate.
     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event. The Treasurer of the Company may not be the signing Officer for such an Officer’s Certificate.
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 30 days of becoming aware of any Default or Event of Default that has occurred and is continuing, a statement specifying such Default or Event of Default.
Section 4.05 Taxes.
     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06 Stay, Extension and Usury Laws.
     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the

Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding the Company’s 8⅜% Senior Subordinated Notes due 2014 and any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or a payment, purchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; or
     (4) make any Restricted Investment,
(all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) collectively being referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
          (i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
          (ii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date hereof (excluding Restricted Payments permitted by clauses (2) through (13) of Section 4.07(b) hereof), is less than the sum, without duplication, of:
          (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter ending after the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
          (b) 100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash, including any Permitted Business) received by the Company since the date hereof as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided that any non-cash net proceeds shall be assets of the type used or useful in a Permitted Business; plus
          (c) an amount equal to the net reduction in or return on Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries subsequent to the date hereof resulting from repurchases, repayments or redemptions of such Investments, proceeds realized on the sale of any such Investment and proceeds representing the return of capital on any such Investment and dividends and distributions with respect thereto, in each case received by the Company or any of its Restricted Subsidiaries; provided, however, that, with respect to any Investment, the foregoing sum shall not exceed the amount of such Investment; plus
          (d) the amount by which Indebtedness or Disqualified Stock incurred or issued since the date of this Indenture is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Capital Stock of the Company that is not Disqualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); provided that such amount will not exceed the aggregate Net Proceeds received by the Company or any Restricted Subsidiary since the date of this Indenture from the issuance and sale (other than to a Subsidiary of the Company) of such Indebtedness or Disqualified Stock; plus
          (e) 100% of any dividends received by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period; provided, however, that the amount calculated pursuant to this clause (e) may not exceed the aggregate amount of Restricted Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary since the date of this Indenture; plus
          (f) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date hereof is redesignated as a Restricted Subsidiary after the date of this Indenture, in a transaction that is treated as a Restricted Investment (and not a Permitted Investment), the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation provided that the amount calculated pursuant to this clause (f) may not exceed the aggregate amount of Restricted Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary made since the date of this Indenture.
     (b) The provisions of Section 4.07(a) hereof will not prohibit:
     (1) the payment of any dividend or the consummation of any irrevocable redemption within 90 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (ii)(b) of Section 4.07(a) hereof;
     (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Indebtedness;
     (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
     (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or the Parent held by any current or former officer, director or employee of the Company that directly or indirectly owns all of the outstanding Capital Stock of the Company or the Parent (or permitted transferees of such officers, directors or employees) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or other agreement approved by the Board of Directors; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period, with unused amounts pursuant to this clause (5) being carried over to the immediately succeeding twelve-month period; provided that in no event shall such amount exceed $4.0 million in any twelve-month period;
     (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent all or a portion of the exercise price of those stock options, warrants or other convertible securities or are surrendered in connection with satisfying any federal or state income tax withholding obligation related to any such exercise or vesting of any equity award;
     (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date hereof not in violation of the Fixed Charge Coverage Ratio test described in Section 4.09 hereof;
     (8) Permitted Payments to Parent;
     (9) payments made with respect to extinguishment of fractional shares (whether in connection with the exercise of warrants, stock options or other securities convertible into or exchangeable for Equity Securities or otherwise), or the repurchase, redemption or other acquisition of odd-lot shares not to exceed $500,000 in the aggregate;
     (10) the purchase or acquisition of Equity Interests of the Company or Parent in open-market purchases, or the payment of dividends to Parent for Parent to purchase or acquire its Equity Interests, in each case solely to provide for matching contributions of any employees of the Company, any of its Subsidiaries or Parent, pursuant to any deferred compensation plan or other benefit plan in the ordinary course of business in an aggregate amount not to exceed $2.5 million in any calendar year;
     (11) the repurchase, redemption or other acquisition or retirement for value of preferred stock purchase rights issued in connection with any shareholder rights plan that may be adopted by the Company or Parent not to exceed $250,000;
     (12) payments by the Company any Restricted Subsidiary in respect of Indebtedness of the Company or any Restricted Subsidiary owed to the Company or another Restricted Subsidiary; and
     (13) other Restricted Payments in an aggregate amount since the date of this Indenture not to exceed $25.0 million.
     The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (13) of Section 4.07(b) hereof, or is entitled to be made pursuant to Section 4.07(a) hereof (including any payment or other action that constitutes a “Permitted Investment”), the Company will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this Section 4.07 (including any payment or other action that constitutes a “Permitted Investment”). Payments or other actions permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such payment or other action (including any payment or other action that constitutes a “Permitted Investment”), but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting payment or other action (including any payment or other action that constitutes a “Permitted Investment”).
Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Indebtedness outstanding of the date of this Indenture and Credit Facilities as in effect on the date hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the date hereof;
     (2) this Indenture, the Notes and the Note Guarantees and the Exchange Notes and the related Guarantees to be issued pursuant to the Registration Rights Agreement;
     (3) applicable law, rule, regulation or order;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such instrument; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and in the case of amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings, such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not more materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions, than those contained in those agreements on the date hereof;
     (5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;
     (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the sale or other disposition of such assets or Restricted Subsidiary;
     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
     (11) agreements governing Indebtedness of any Foreign Subsidiary incurred in compliance with this Indenture;

     (12) restrictions on cash or other deposits or net worth imposed by leases or contracts with customers, in each case, entered into in the ordinary course of business;
     (13) any encumbrance or restriction pursuant to an agreement in effect on the date of this Indenture, as such encumbrance or restriction is in effect on such date, and any encumbrances or restrictions imposed by amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreement; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the date of this Indenture;
     (14) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business; and
     (15) any instrument governing Indebtedness permitted to be incurred under this Indenture so long as the encumbrances and restrictions imposed pursuant to such instruments are no more restrictive, taken as a whole, than those encumbrances and restrictions contained in the Credit Facilities on the date of this Indenture.
Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary of the Company may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) The provisions of Section 4.09(a) hereof will not prohibit (collectively, “Permitted Debt”):
     (1) the incurrence by the Company and any Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount (excluding the amount of any Hedging Obligations and banking service, treasury management and other similar Obligations) at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of: (a) $260.0 million and (b) the amount of the Borrowing Base as of the date of such incurrence;
     (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness outstanding on the date of this Indenture (other than Indebtedness under Credit Facilities);

     (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date hereof and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement (and any Exchange Notes issued in exchange for Additional Notes properly incurred under this Indenture, where the terms of such Exchange Notes are substantially identical to such Additional Notes);
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, provided that the aggregate principal amount of any such incurrence does not cause the aggregate principal amount of Indebtedness then outstanding under this clause (4), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), to exceed the greater of (x) $40.0 million and (y) 7.5% of Total Assets as of the date of any such incurrence;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (14), or (19) of this Section 4.09(b);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
          (a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
          (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
          (b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);
     (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
     (9) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then such Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, completion and surety bonds and completion, performance and other guarantees in the ordinary course of business;
     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect to banking service, treasury management and other similar Obligations (including without limitation Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds or in respect of netting services, overdraft protection and otherwise in connection with deposit accounts, so long as such Indebtedness is covered within five business days);
     (12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed $25.0 million (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency);
     (13) the incurrence of Indebtedness arising from any agreement entered into by the Company or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any of its Restricted Subsidiaries or Capital Stock of any of its Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness incurred pursuant to this clause (13) shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such acquisitions or dispositions;
     (14) the incurrence of Permitted Acquisition Debt;
     (15) the incurrence of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
     (16) the incurrence of Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Company or any of its Subsidiaries uses or sells in the ordinary course of business;
     (17) the incurrence of Indebtedness consisting of the financing of insurance premiums;

     (18) the incurrence of Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business; and
     (19) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $40.0 million and (y) 7.5% of Total Assets as of the date of any such incurrence.
     The Company will not incur, and the Company will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be; provided, however, that (1) unsecured Indebtedness will not be deemed or treated as subordinated or junior to secured Indebtedness merely because it is unsecured or is secured by different collateral or (2) Senior Debt will not be deemed or treated as subordinated or junior to any other Senior Debt merely because it has a junior priority with respect to the same collateral.
     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of fees and premiums and additional payments with respect to Indebtedness, the realization of any Permitted Lien, a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Indebtedness, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual of interest, accretion or amortization of original issue discount or payment of interest is included in Fixed Charges of the Company as accrued, accreted or paid, as the case may be. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness incurred pursuant to this Section 4.09, any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness under this Section 4.09) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.
     The amount of any Indebtedness outstanding as of any date will be:
(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(b) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
          (i) the Fair Market Value of such assets at the date of determination; or
          (ii) the amount of the Indebtedness of the other Person.
Section 4.10 Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or issued or otherwise disposed of; and
     (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following shall be deemed to be cash:
     (A) any liabilities, as shown on the Company’s most recent internal balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are unconditionally assumed by the transferee of any such assets to the extent that the Company or the applicable Restricted Subsidiary is released from all liability with respect thereto;
     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after receipt, to the extent of the cash or Cash Equivalents received in that conversion;
     (C) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) since the date of this Indenture, not to exceed the greater of (x) $15.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;

     (D) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b) hereof; and
     (E) a combination of the consideration specified in the foregoing clauses (A) through (D) of this Section 4.10(a).
     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:
     (1) to repay Senior Debt that is secured by a Lien, which Lien is permitted by this Indenture;
     (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, provided that, in the case of any such acquisition of Capital Stock, the Permitted Business is or becomes or is merged with or into a Restricted Subsidiary of the Company;
     (3) to make a capital expenditure;
     (4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;
     (5) to repay other Senior Debt; provided that to the extent the Company (or the applicable Restricted Subsidiary, as the case may be) reduces Obligations under Senior Debt other than the Notes, the Company shall equally and ratably reduce Obligations under the Notes pursuant to Section 3.07 through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 3.09) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Special Interest, if any, on the amount of Notes to be prepaid; or
     (6) a combination of repayments, acquisitions and expenditures permitted by the immediately foregoing clauses (1) through (5) of this Section 4.10(b);
provided that, in the case of clauses (2), (3) and (4) above of this Section 4.10(b), a binding commitment entered into not later than such 365th day will extend the period for such investment or other payment for up to an additional 180 days after the end of such 365-day period so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within such 180 days (an “Acceptable Commitment”). In the event an Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith but after the end of the original 365-day period, then such Net Proceeds will be deemed to constitute Excess Proceeds on the date of such cancellation or termination. In addition to the foregoing, at any time and on one or more occasions prior to such 365th day (as extended, if applicable), the Company in its sole discretion may apply Net Proceeds from one or more Asset Sales to make an Asset Sale Offer as described below in this Section 4.10.
     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million (or such lesser amount that the Company determines), the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, subject to DTC procedures applicable to Global Notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.
Section 4.11 Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee:
          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and
          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
     (1) any employment agreement, employee benefit plan, officer or director indemnification agreement, or any similar arrangement (including vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans, and stock option, stock ownership and similar plans) entered into by the Company or any of its Restricted Subsidiaries, any payment of compensation (including awards or grants in cash, securities or other payments) for the personal service of officers and employees of the Company or any of its Restricted Subsidiaries and payments of reasonable directors fees, in each case entered into or paid by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (2) transactions between or among the Company and/or its Restricted Subsidiaries;
     (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns or controls, directly or through a Restricted Subsidiary, an Equity Interest in such Person;
     (4) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;
     (5) loans and advances to officers, directors or employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business; provided that such loans and advances do not exceed $2.5 million in the aggregate at any one time outstanding;
     (6) Restricted Payments that do not violate Section 4.07 hereof and Investments that constitute Permitted Investments;
     (7) Permitted Payments to Parent;
     (8) purchases and sales of raw materials or inventory in the ordinary course of business on market terms;
     (9) transactions between the Company or any Restricted Subsidiary and any joint venture or Unrestricted Subsidiary of the Company entered into in the ordinary course of business; provided that such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (10) any transaction arising out of an agreement existing on the date hereof and described in the “Related Party Transactions” section of the Offering Memorandum and any amendment thereto or replacement thereof that, taken as a whole, is no less favorable to the Company than the agreement as in effect on the date hereof.
Section 4.12 Liens.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured (a) in the case of any Senior Debt so secured, on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien and (b) in the case of any subordinated Indebtedness so secured, on a senior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 4.12 will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien giving rise to such Lien.
Section 4.13 [Intentionally Omitted.]
Section 4.14 Corporate Existence.
     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
Section 4.15 Offer to Repurchase Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”); provided that the unrepurchased portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof. Within 30 days following any Change of Control, the Company will deliver a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent (or, if the Company or any of its Restricted Subsidiaries or Parent is acting as Paying Agent, segregate and hold in trust) an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     Upon receiving the Change of Control Payment from the Company, the Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     (d) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Section 4.16 [Intentionally Omitted.]
Section 4.17 Limitation on Sale and Leaseback Transactions.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:
     (1) the Company or that Guarantor, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(a) hereof; and
     (2) the transfer of assets in that sale and leaseback transaction does not violate, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.
Section 4.18 [Intentionally Omitted.]
Section 4.19 Payments for Consent.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Section 4.20 Additional Note Guarantees.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date hereof, and such Domestic Subsidiary Guarantees the Company’s obligations under any Credit Facility, then the Company will cause that newly acquired or created Domestic Subsidiary to execute a notation of Note Guarantee pursuant to a supplemental indenture substantially in the form of Exhibit F hereto, in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created (or ceased to be an Immaterial Subsidiary, to the extent applicable) to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions); provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of notation of such Note Guarantee is attached as Exhibit E hereto.
Section 4.21 Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and that designation will only be permitted if the Investment would be permitted at that time (either as a Restricted Payment or as a Permitted Investment).
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant unless such Unrestricted Subsidiary is made to meet such requirements.
     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
     (a) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either:
          (a) the Company is the surviving corporation; or
          (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement (if the Company’s registration obligations thereunder have not been completed) pursuant to agreements reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists;
     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof and or (b) have a Fixed Charge Coverage Ratio that is no less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and
     (5) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with.
     In addition, the Company will not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any other Person.
     (b) This Section 5.01 will not apply to:
     (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
     (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.
Section 5.02 Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.

Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;
     (4) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.03 hereof for 90 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
     (5) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
               (a) is caused by a failure to pay principal on such Indebtedness at Stated Maturity after giving effect to any grace period (a “Payment Default”); or
               (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled, as applicable, within 30 days;
     (7) one or more final non-appealable judgments entered the Company or any Restricted Subsidiary by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, excluding amounts covered by third-party indemnities or insurance, which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;
     (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
               (a) commences a voluntary case;
               (b) consents to the entry of an order for relief against it in an involuntary case;

               (c) consents to the appointment of a custodian of it or for all or substantially all of its property;
               (d) makes a general assignment for the benefit of its creditors; or
               (e) generally is not paying its debts as they become due;
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (a) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;
               (b) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
               (c) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; and
     (10) except as permitted by this Indenture, any Note Guarantee by a Guarantor that is a Significant Subsidiary of the Company is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary of the Company, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.
Section 6.02 Acceleration.
     In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may by written notice to the Company declare all the Notes to be due and payable immediately.
     Upon any such declaration, the Notes shall become due and payable immediately.
     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, or Special Interest, if any, that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes, including in connection with an offer to purchase (other than the non-payment of interest or premium, if any, or Special Interest, if any, on, or principal of, the Notes that become due solely because of the acceleration of the Notes); provided, however, that the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 6.06 Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
     (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.
     After an Event of Default, any moneys or properties distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture, or if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money and property in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Special Interest, if any, and interest, respectively; and
     Third: to the Company or any other obligors on the Notes, including the Guarantors, or to such party as a court of competent jurisdiction shall direct.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions specifically required to be furnished to it under this Indenture to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders a majority in principal amount of the outstanding Notes in the exercise of any trust or power conferred upon the Trustee.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
     Subject to TIA § 315(a) through (d):
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
     (b) Except as otherwise set forth in this Indenture, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee satisfactory indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (g) The Trustee shall not be required to give any bond or surety in respect of the performance or exercise of its powers or duties hereunder.
     (h) The Trustee shall not deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 13.02 hereof, and such notice references the Notes and this Indenture. In the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Agent, and to each agent, custodian and other Person employed to act hereunder.
     (j) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     (k) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, as defined in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA and to the extent permitted by TIA § 3.10(b)) or resign. If the Trustee fails to eliminate the conflicting interest, obtain permission or resign within 10 days of the expiration of the 90-day period, the Trustee is required to notify the Holders to this effect, and any Holder that has been a bona fide Holder for at least six months may petition a court to remove the Trustee and appoint a successor trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication and the Statement of Eligibility on Form T-1 to be supplied to the Company in connection with the Exchange Offer Registration Statement and/or Shelf Registration Statement.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail or deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or Special Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each March 15 beginning March 15, 2012, and for so long as Notes remain outstanding, the Trustee will deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit or deliver all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its delivery to the Holders of Notes will be delivered by the Trustee to the Company and filed by the Trustee with the SEC, if required, and each stock exchange on which the Notes are listed, if any, in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder unless such failure prejudices the Company or any Guarantor in any material respect. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel if it determines in good faith that an actual or potential conflict of interest makes joint representation by the Company’s counsel inappropriate, and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. Neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own negligence, willful misconduct or bad faith.
     (c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the resignation or removal of the Trustee and satisfaction and discharge of this Indenture.
     (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.
     (g) “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b). There shall be excluded from the operation of TIA Section 310(b)(i) any securities under any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of the Guarantors are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met.
Section 7.11 Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at its option and at any time, elect to have either Sections 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on and after the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and
     (4) Sections 8.01, 8.02, 8.04, 8.05, 8.06 and 8.07 of this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the Company exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Note Guarantee.
Section 8.03 Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.17, 4.19, 4.20, 4.21 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes (including the Note Guarantees) on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, the events described in Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, expressed in a written certification thereof delivered to the Trustee, to pay the principal of, or interest and premium, if any, and Special Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;
     (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:
          (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
          (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
     (7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, any of its Subsidiaries or Parent, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or Special Interest, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its request or (if then held by the Company, any of its Subsidiaries or Parent) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or Special Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 hereof, the Company, the Guarantors (except that no existing Guarantor need execute a supplemental indenture substantially in the form of Exhibit F hereto pursuant to clause (8) of this Section 9.01) and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder to:
     (1) cure any ambiguity, defect or inconsistency;
     (2) provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) provide for the assumption of the Company’s or a Guarantor’s obligations to Holders and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 11 hereof;
     (4) make any change that would provide any additional rights or benefits to Holders or that does not adversely affect the legal rights hereunder of any Holder;
     (5) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

     (7) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or
     (8) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or
     (9) evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee.
     Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and, if applicable, the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
     Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or Special Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
     It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Note, or reduce any amount payable on any redemption of the Notes or the initial non-call periods during which the Notes may not be redeemed;
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or Special Interest, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, or Special Interest, if any, on, the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);
     (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change to, or modify the ranking of, the Notes that would adversely affect the Holders of the Notes; or
     (10) make any change in the preceding amendment and waiver provisions in Sections 9.01 and 9.02.
Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
     The Company may, in the circumstances permitted by the TIA, set any day as the record date for the purpose of determining the Holders of outstanding Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given or taken by Holders of the Notes.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Alternatively, the Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that it will be the legal, valid and binding obligation of the Company and the Guarantors in accordance with its terms.
ARTICLE 10
[INTENTIONALLY OMITTED.]
ARTICLE 11
NOTE GUARANTEES
Section 11.01 Guarantee.
     (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that, to the fullest extent permitted by applicable law, their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 11.02 [Intentionally Omitted.]
Section 11.03 Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04 Execution and Delivery of Note Guarantee.
     To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
     In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.20 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.20 hereof and this Article 11, to the extent applicable.
Section 11.05 Guarantors May Consolidate, etc., on Certain Terms.
     Except as otherwise provided in Section 11.06 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
     (1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
     (2) either:
          (a) (i) such Guarantor shall be the Person surviving any such consolidation or merger or (ii) the Person acquiring the assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement (if such Guarantor’s registration obligations thereunder have not been completed) on the terms set forth herein or therein, pursuant to a supplemental indenture satisfactory to the Trustee; or
          (b) such sale or other disposition does not violate Section 4.10 hereof.
     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and 2(b) in this Section 11.05, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 11.06 Releases.
     (a) In the event of any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
     (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.
     (c) Upon defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.
     (d) Upon the release of such Restricted Subsidiary’s Guarantees under all Credit Facilities of the Company (other than a release as a result of payment under or a discharge of such Guarantee), each Guarantor will be released and relieved of any obligations under its Note Guarantee.
     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.06 will remain liable for the full amount of principal of and interest and premium, if any, and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.
ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

     (1) either:
          (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
          (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and Special Interest, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium or Special Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.
Section 13.02 Notices.
     Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Park-Ohio Industries, Inc.
6065 Parkland Boulevard
Cleveland, Ohio 44124
Facsimile No.: (440) 947-2000
Attention: General Counsel
With a copy to:
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Facsimile No.: (216) 579-0212
Attention: Michael J. Solecki, Esq.
If to the Trustee:
Wells Fargo Bank, National Association
230 West Monroe Street, Suite 2900
Chicago, Illinois 60606
Facsimile No.: (312) 726-2158
Attention: Corporate Trust Services

With a copy to:
Drinker Biddle & Reath LLP
191 North Wacker Drive, Suite 3700
Chicago, Illinois 60606
Attention: Steven M. Wagner
Facsimile No.: (312) 569-3000
     The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Section 13.03 Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 13.04 Certificate and Opinion as to Conditions Precedent.
     Except, as otherwise provided in this Section 13.04, upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     Notwithstanding any provision in this Indenture to the contrary, the Company shall not be required to furnish to the Trustee an Officer’s Certificate or Opinion of Counsel in connection with the issuance of the Initial Notes on the date hereof or the issuance of the Exchange Notes in connection with the consummation of the Exchange Offer.

Section 13.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officer’s Certificate provided pursuant to Section 4.04 hereof or a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary, which may include reliance on certifications or representations provided or made by others, to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 13.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07 No Personal Liability of Directors, Officers, Employees, Incorporators and Shareholders.
     No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.08 Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 13.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.10 Successors.

     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06 hereof.
Section 13.11 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 13.13 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.14 Waiver of Jury Trial.
     EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signatures on following page]

SIGNATURES
Dated as of April 7, 2011

Park-Ohio Industries, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	General Counsel and Secretary

Ajax Tocco Magnethermic Corporation
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

ATBD, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Blue Falcon Travel, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Columbia Nut & Bolt LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Control Transformer, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Feco, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Forging Parts & Machining Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Gateway Industrial Supply LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

General Aluminum Mfg. Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

ILS Technology LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Induction Management Services, LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Integrated Holding Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Integrated Logistics Holding Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Integrated Logistics Solutions, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Lewis & Park Screw & Bolt Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Park-Ohio Forged & Machined Products LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Park-Ohio Products, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Pharmaceutical Logistics, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Pharmacy Wholesale Logistics, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

P-O Realty LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

POVI L.L.C.
By:	Park-Ohio Industries, Inc., its sole member

By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Precision Machining Connection LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

RB&W Ltd.
By:	Integrated Logistics Holding Company, its sole member

By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

RB&W Manufacturing LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Red Bird, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Snow Dragon LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Southwest Steel Processing, LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

ST Holding Corp.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

STMX, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Summerspace, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Supply Technologies (NY), Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Supply Technologies LLC
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

The Ajax Manufacturing Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

The Clancy Bing Company
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

TW Manufacturing Co.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

Tocco, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

WB&R Acquisition Company, Inc.
By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Face of Note]
CUSIP/CINS ____________
8.125% Senior Notes due 2021

No. ___	$____________
PARK-OHIO INDUSTRIES, INC.
promises to pay to _______________________ or registered assigns, the principal sum of ________________________________________________ DOLLARS, or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto, on April 1, 2021.
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
Dated: _______________, 201_

PARK-OHIO INDUSTRIES, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[Back of Note]
8.125% Senior Notes due 2021
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Park-Ohio Industries, Inc., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.125% per annum from ________________, 20__ , until maturity and shall pay the Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20_. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate then in effect to the extent lawful; The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company, any of its Subsidiaries or Parent may act in any such capacity.

     (4) Indenture. The Company issued the Notes under an Indenture dated as of April 7, 2011 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
     (a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to April 1, 2016. On or after April 1, 2016, the Company on any one or more occasions may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.063%
2017	102.708%
2018	101.354%
2019 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.
     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or prior to April 1, 2014 the Company on any one or more occasions may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes issued after the date of the Indenture) at a redemption price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more sales of common Equity Interests (other than Disqualified Stock) of the Company or one or more contributions to the Company’s common equity capital made with the net cash proceeds of a concurrent sale of Equity Interests (other than Disqualified Stock) of Parent; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes issued after the date of the Indenture but excluding Notes held by the Company and its Subsidiaries and Parent) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.
     (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2016 the Company on any one or more occasions may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the date of redemption.
     (1) Applicable Premium means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the outstanding principal amount of such Note and (ii) the excess of (A)

the present value at such time of (1) the redemption price of such Note at April 1, 2016 (as set forth in the table in subparagraph (a) of this Paragraph 5) plus (2) all required interest payments due on such Note through April 1, 2016 computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the outstanding principal amount of such Note.
     (2) Treasury Rate means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to April 1, 2016; provided, however, that if the period from the date of redemption to April 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the date of redemption to April 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     (d) The Indenture does not prohibit the Company and its Subsidiaries from purchasing Notes in the open market or otherwise at any time or from time to time.
     (6) Mandatory Redemption. The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.
          (a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”); provided that the unrepurchased portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof. Within 30 days following any Change of Control, the Company will deliver a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, on which the aggregate amount of Excess Proceeds exceeds $25.0 million (or such lesser amount that the Company determines), the Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, subject to The Depository Trust Company’s procedures applicable to global notes. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (8) Notice of Redemption. Notice of redemption will be delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of the Depository Trust Company, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. No Notes of $2,000 or less can be redeemed in part, and the unredeemed portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof, unless the entire outstanding amount of all of the Notes held by a Holder is to be redeemed.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, or sale of all or substantially all of the Company or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes; or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.
     (12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.03 of the Indenture for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding to comply with any of the other agreements in the Indenture or the Notes; (v) failure by the Company or any of its Restricted Subsidiaries to comply with any of the other agreements in this Indenture for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its Stated Maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (ix) except as permitted by the Indenture, any Note Guarantee by a Guarantor that is a Significant Subsidiary of the Company is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary of the Company, or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may by written notice to the Company declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, or Special Interest, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the

Indenture, and the Company is required, within 30 days of becoming aware of any Default or Event of Default that has occurred and is continuing, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 7, 2011, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Park-Ohio Industries, Inc.
6065 Parkland Boulevard
Cleveland, Ohio 44124
Attention: General Counsel

Assignment Form
     To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: ______________________________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint_________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________
Your Signature: ___________________________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: ______________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

—Section 4.10	—Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature: ___________________________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: ______________________________________
Signature Guarantee*: ____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Park-Ohio Industries, Inc.
6065 Parkland Boulevard
Cleveland, Ohio 44124
Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
Email: DAPSReorg@wellsfargo.com
     Re: 8.125% Senior Notes due 2021
     Reference is hereby made to the Indenture, dated as of April 7, 2011 (the “Indenture”), among Park-Ohio Industries, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation

S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
     Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
          in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Park-Ohio Industries, Inc.
6065 Parkland Boulevard
Cleveland, Ohio 44124
Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
Email: DAPSReorg@wellsfargo.com
     Re: 8.125% Senior Notes due 2021
(CUSIP ____________)
     Reference is hereby made to the Indenture, dated as of April 7, 2011 (the “Indenture”), among Park-Ohio Industries, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Park-Ohio Industries, Inc.
6065 Parkland Boulevard
Cleveland, Ohio 44124
Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
Email: DAPSReorg@wellsfargo.com
     Re: 8.125% Senior Notes due 2021
     Reference is hereby made to the Indenture, dated as of April 7, 2011 (the “Indenture”), among Park-Ohio Industries, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $____________ aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person

D-1

purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E
FORM OF NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 7, 2011 (the "Indenture”) among Park-Ohio Industries, Inc., (the “Company"), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]
By:
Name:
Title:

E-1

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Park-Ohio Industries, Inc. (or its permitted successor), an Ohio corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 7, 2011 providing for the issuance of 8.125% Senior Notes due 2021 (the “Notes”);
     WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and a notation of such Note Guarantee in the Form of Exhibit E to the Indenture.
     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

F-1

     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

F-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: _______________, 20___

[Guaranteeing Subsidiary]
By:
Name:
Title:

Park-Ohio Industries, Inc.
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

F-3